UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At a regular meeting of the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”) held on April 27, 2010, the Board adopted certain amendments to the Company’s Second Amended and Restated Bylaws (as amended, the “Bylaws”) and restated the Bylaws. The amendments to the Company’s Bylaws became effective immediately upon their adoption by the Board. The changes to the Bylaws include:
•	Section 1.2 (Special Meetings of Stockholders): This Section has been revised to clarify that a special meeting of the Company’s stockholders may not be called by any person or persons other than those enumerated in such Section 1.2.
•	Section 1.3 (Place and Notice of Meetings of Stockholders): This Section has been amended to provide that written notice of all meetings of stockholders shall be given to each stockholder of record entitled to vote at the particular meeting not less than 10 nor more than 60 days before the date of the meeting and if mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. Previously, notice had been required at least 10 days prior to the date of the meeting.
•	Section 1.4 (Nominations by Stockholders of Candidates for Election as Directors): This Section has been amended (a) to clarify that any stockholder that nominates a candidate for election of the Board must comply with the notice procedures set forth in such Section 1.4, (b) to provide that, in addition to the existing requirements, any nomination by a stockholder of a candidate for election to the Board (subject to limited exceptions) shall include (i) a representation that the nominating stockholder is a holder of record of the stock of the Company entitled to vote at the meeting at which the election of directors will be held, (ii) a statement as to the number of shares of capital stock and other securities of the Company held of record (as well as beneficially, which had been required previously) by such stockholder and (iii) a description of any arrangements or understandings between any affiliates or associates of the nominating stockholder (as well as the nominating stockholder itself, which had been required previously) and the nominee or any other person relating to the nomination.
•	Section 1.5 (Advance Notice of Other Matters to be Presented by Stockholders): This Section has been amended to provide that for a proposal to be properly brought before any special or annual meeting by a stockholder other than holders of a majority of the voting power of all of the Company’s outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, then the written notification of such proposal to the Company must include, among other things, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. This Section previously required that the notification set forth the nature of and reasons for the proposal in reasonable detail. The Section was also revised to require that the notification identify all beneficial owners of the shares held by the proposing stockholder.
•	Section 1.12 (List of Stockholders Entitled to Vote): This Section was added to require that the Company prepare a complete list of stockholders entitled to vote at any meeting of stockholders at least 10 days before such meeting, and to provide for the timing and location at which such list shall be made available to stockholders.
•	Section 2.6 (Other Meetings of the Board): This Section has been revised to modify the definition of “Independent Director” to clarify that an Independent Director must also meet the criteria of independence established by Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as well as by the New York Stock Exchange.
•	Section 2.13 (Indemnification and Advancement of Defense Costs for Directors and Officers): This Section has been amended to provide (i) mandatory indemnification to the Company’s officers and directors, including advancement of expenses subject to an undertaking by the officer or director to repay any advanced amounts for which such officer or director is not entitled to be indemnified, as subsequently determined by a court or other tribunal, (ii) indemnified persons the right to bring a suit to recover a claim and to receive costs of successful enforcement if a claim is not paid within 30 days after it is made, (iii) that the right to be indemnified and to the reimbursement or advancement of expenses is intended to be retroactive and available with respect to events occurring prior to the adoption of the amendment, is a contract right and shall continue to exist after the rescission or restrictive modification of such right with respect to events occurring prior to such rescission or modification, (iv) that such indemnification rights are not exclusive and (v) that the Company may maintain insurance to protect itself, any indemnified person or any other party against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss. Previously, the Bylaws required indemnification and advancement of expenses only for Outside Directors (as defined in the Bylaws). The Company’s certificate of incorporation provided, and continues to provide, for mandatory indemnification of directors to the fullest extent permitted by Delaware law.
•	Section 3.1 (Committees of the Board): This Section has been revised to clarify that the requirement that at least one Outside Director and one Inside Director (as each such term is defined in the Bylaws) be present for the establishment of a quorum for any meeting of any committee of the Board shall be in effect only for so long as the Special Security Agreement by and between, Onex Corporation, the Company and the United States Department of Defense, as amended from time to time (the “Security Agreement”), remains in effect.
•	Section 3.3 (Compensation Committee): This Section has been revised to clarify that the requirement that the Board’s Compensation Committee consist of at least one Outside Director and one Inside Director shall be in place only for so long as the Security Agreement remains in effect.
•	Section 4.1 (Officers Generally; Security): This Section has been amended to clarify that the Chairman of the Board shall not be considered an officer of the Company unless otherwise provided by the Board.
•	Section 5.3 (Record Dates): This Section has been amended to establish a record date where no record date is fixed by the Board and to provide for the determination of a record date for notice of or to determine eligibility to vote at any adjourned meeting.
     In addition, certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws.
     The preceding discussion of the amendments to the Company’s Bylaws is qualified in its entirety by the text of the amended and restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders
     The Company’s Annual Meeting of Stockholders was held on April 27, 2010 (the “Annual Meeting”). Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results on each such matter.
     1. Election of Directors. Ten persons were nominated by the Board for election as directors of the Company, each to hold office for a one year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The votes cast for, or withheld, as well as abstentions and broker non-votes, with respect to, each nominee, all of whom were elected, were as follows:

Name of Director	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Charles Chadwell	418,562,243	593,859	8,300,282
Ivor Evans	418,184,135	971,967	8,300,282
Paul Fulchino	387,321,399	31,834,703	8,300,282
Richard Gephardt	391,891,658	27,264,444	8,300,282
Robert Johnson	418,559,389	596,713	8,300,282
Ronald Kadish	418,533,323	622,779	8,300,282
Francis Raborn	418,564,974	591,128	8,300,282
Jeff Turner	418,288,968	867,134	8,300,282
James Welch	418,261,167	894,935	8,300,282
Nigel Wright	403,001,379	16,154,723	8,300,282

     2. Ratification of Appointment of Independent Registered Public Accounting Firm. A resolution that the stockholders ratify the action of the Company’s Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010 was submitted to, and voted upon by, the stockholders. There were 427,315,622 votes in favor of, and 83,655 votes against, said resolution. The holders of 57,097 votes abstained and there were no broker non-votes. Having received the affirmative majority vote of stockholders entitled to vote and present at the Annual Meeting, in person or by proxy, the resolution was adopted.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Third Amended and Restated By-Laws of Spirit AeroSystems Holdings, Inc.*
*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: May 3, 2010	By:	/s/ Jonathan A. Greenberg
		Name:	Jonathan A. Greenberg
		Title:	Senior Vice President, General Counsel and Secretary

5